EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-123274, 333-113100, 333-132346, 333-140391, 333-140392, 333-149443, 333-157317 and 333-163735 on Form S-8 of our report dated February 13, 2009, relating to the consolidated financial statements of Atheros Communications, Inc. and subsidiaries (the “Company”) for the years ended December 31, 2008 and 2007 appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP
San Jose, California
February 12, 2010